UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of principal executive office)

Registrant’s telephone number, including area code: (201) 868-5959

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VSI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 16, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated August 7, 2019 (as amended from time to time, the “Merger Agreement”), by and among Vitamin Shoppe, Inc., a Delaware corporation (the “Company”), Franchise Group, Inc. (f/k/a Liberty Tax, Inc.), a Delaware corporation (“Parent”), and Valor Acquisition, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Merger Sub”), the Company and Parent completed the merger of the Company and Merger Sub, with Merger Sub surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time, each:

(i)

share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares, Converted Company Shares, or Dissenting Company Shares) was automatically cancelled, extinguished, and converted into the right to receive cash in an amount equal to $6.50, without interest thereon (the “Per Share Price”), and net of certain required withholding of taxes;

(ii)

Company RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price multiplied by (b) the total number of shares of Company Common Stock subject to such Company RSU;

(iii)

Company PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price multiplied by (b) the number of shares of Company Common Stock subject to such Company PSU, as determined in accordance with the applicable Company PSU award agreement;

(iv)

Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price (less the exercise price per share attributable to such Company Option) multiplied by (b) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Option (with Company Options whose exercise price was equal to or greater than the Per Share Price being cancelled for no consideration); and

(v)

share of Company Restricted Stock outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price multiplied by (b) the total number of shares of Company Restricted Stock.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on December 16, 2019 that each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that the NYSE file a Form 25 with the SEC to remove the Company Common Stock from listing on the NYSE and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trading of the Company Common Stock on the NYSE was suspended effective as of the close of business on December 16, 2019. In addition, Merger Sub and Parent intend to file a Form 15 with the SEC requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

In connection with the Merger, on December 16, 2019, Merger Sub (as successor to the Company) entered into a supplemental indenture to the Indenture, dated December 9, 2015 (the “Indenture”) by and between the Company and Wilmington Trust, National Association, governing the Company’s 2.25% Convertible Senior Notes due 2020 (the “Convertible Notes”), pursuant to which Merger Sub assumed the Company’s obligations under the Indenture.

Item 5.01	Change in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred. The Company merged with and into Merger Sub, with Merger Sub surviving the Merger as an indirect wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $208 million, which also includes amounts required to fund a repurchase offer for all of the Company’s outstanding 2.25% Convertible Senior Notes due 2020. The funds used by Parent to consummate the Merger and pay the related fees and expenses with respect to the Merger came from debt financing provided by two financial institutions and equity financing from investors purchasing shares of Parent’s common stock pursuant to various subscription agreements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

On December 16, 2019, in connection with the Merger, all of the members of the board of directors of the Company ceased to serve in such capacity at the Effective Time. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

At the Effective Time, Merger Sub remained a manager managed limited liability company and indirect wholly-owned subsidiary of Parent. In addition, at the Effective Time, the officers of the Company immediately prior to the Effective Time became the officers of Merger Sub.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the certificate of formation and limited liability company agreement of Merger Sub became the certificate of formation and limited liability company agreement of the surviving entity. The certificate of formation and limited liability company agreement of Merger Sub are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Formation of Valor Acquisition, LLC.

3.2	Amended and Restated Limited Liability Company Agreement of Valor Acquisition, LLC.

4.1	Supplemental Indenture dated as of December 16, 2019, by and between Valor Acquisition, LLC and Wilmington Trust, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President, General Counsel and Corporate Secretary

Date: December 16, 2019